Exhibit 99.(q)(1)

POWER OF ATTORNEY

I, the undersigned Trustee or officer of WisdomTree Trust, hereby severally constitute and appoint each of Jonathan Steinberg, Joanne Antico, Angela Borreggine, Timothy Darnowski and Sherry Scarvey, and each of them singly, with full powers of substitution and resubstitution, my true and lawful attorney, with full power to him or her to sign for me, and in my name in the capacity indicated below, any and all amendments (including pre- and post- effective amendments) to the Registration Statement of WisdomTree Trust on Form N-1A and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney full power and authority to do and perform each and every act and thing requisite or necessary to be done in the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney lawfully could do or cause to be done by virtue hereof.

The undersigned specifically permits this Power of Attorney to be filed as an exhibit to the above-referenced Registration Statement on Form N-1A, or any amendment thereto, with the Securities and Exchange Commission. Each of the undersigned revokes all previous powers of attorney granted by him or her to the extent inconsistent with this Power of Attorney. This Power of Attorney will remain in full force and effect until specifically rescinded by the undersigned.

Name:	Capacity:	Date as of:

/s/ Jonathan Steinberg Jonathan Steinberg	President (Principal Executive Officer) and Trustee	September 18, 2023

/s/ David Castano David Castano	Treasurer (Principal Financial and Accounting Officer)	September 18, 2023

/s/ David Chrencik David Chrencik	Trustee	September 18, 2023

/s/ Joel Goldberg Joel Goldberg	Trustee	September 18, 2023

/s/ Toni Massaro Toni Massaro	Trustee	September 18, 2023

/s/ Melinda Raso Kirstein Melinda Raso Kirstein	Trustee	September 18, 2023

/s/ Victor Ugolyn Victor Ugolyn	Trustee	September 18, 2023